Registration No. ___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                             -----------------------


                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933


                             -----------------------


                          UNITED COMPANIES CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                     NEVADA
         (State or Other Jurisdiction of Incorporation or Organization)


                                   88-0374969
                      (I.R.S. Employer Identification No.)

                           15814 Champion Forest Drive
                                      #305
                               Spring, Texas 77379
                    (Address of Principal Executive Offices)

                            2004 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                  David Norris
                           15814 Champion Forest Drive
                                      #305
                              Spring, Texas 77379
                     (Name and Address of Agent For Service)

                                 (281) 296-0170
          (Telephone Number, Including Area Code, of Agent for Service)





                                    COPY TO:


                             Clayton E. Parker, Esq.
                           Kirkpatrick & Lockhart LLP
                    201 South Biscayne Boulevard, Suite 2000
                              Miami, Florida 33131



                         CALCULATION OF REGISTRATION FEE
===================================================================================================
                                                                   PROPOSED
                                                 PROPOSED           MAXIMUM
TITLE OF                                         MAXIMUM           AGGREGATE          AMOUNT OF
SECURITIES                     AMOUNT         OFFERING PRICE     OFFERING PRICE     REGISTRATION
TO BE REGISTERED          TO BE REGISTERED   PER SHARE (1)(2)        (1)(2)          FEE (1)(2)
---------------------------------------------------------------------------------------------------
Common Stock, par         50,000,000 shares        $0.02         $1,000,000.00         $126.70
value $0.001 per share
---------------------------------------------------------------------------------------------------

(1)   This  Registration  Statement  covers,  in addition to the number of shares of common  stock stated  above,  options to  purchase or acquire  the shares of Common  Stock  covered by the
      Prospectus.

(2)   Pursuant to Rule  457(h)(1) of the  Securities  Exchange Act of 1934,  the proposed  maximum offering  price  per  share,  proposed  maximum  aggregate  offering  price  and  amount  of registration  fee were  computed  based  upon the  average of the high and low prices of the shares of Common Stock on January 30, 2004.


                                     PART I


                          INFORMATION REQUIRED IN THIS
                            SECTION 10(A) PROSPECTUS

      The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.


                                     PART II


                          INFORMATION REQUIRED IN THIS
                             REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents have been previously filed by United Companies Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference into this Registration Statement as of their respective dates:

            (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, filed with the Commission on July 16, 2003, as amended.

            (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

            (c) The description of the Company's Common Stock contained in its Registration Statement on Form S-4, filed with the Commission on July 16, 2003, as amended, pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document that is incorporated by reference into this Registration Statement or by any document that constitutes part of the prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.


ITEM 4.  DESCRIPTION OF SECURITIES

      Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 78.751 of Nevada Revised Statutes provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of our company may and, in certain cases, must be indemnified by our company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our company and in any criminal proceeding in which such person had reasonable cause to believe his conduct was lawful. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to our company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnification for expenses. United's Articles of Incorporation do not address indemnification of officers and directors.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.


ITEM 8.  EXHIBITS

EXHIBIT NO.    DESCRIPTION                       LOCATION
-------------  --------------------------------  -------------------------------
5.1            Opinion of Kirkpatrick &          Provided herewith
               Lockhart LLP
               re: legality
23.1           Consent of Kirkpatrick &          Provided herewith (contained in
               Lockhart LLP                      Exhibit 5.1)
23.2           Consent of HJ & Associates, LLC   Provided herewith
24.1           Power of Attorney                 Provided herewith (contained on
                                                 signature page)
99.1           2004 Stock Incentive Plan         Provided herewith



ITEM 9.  UNDERTAKINGS

      (a) The undersigned registrant will:

            (1) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Act;

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) Include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) For purposes of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Articles 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sarasota, Florida, on February 3, 2004.

                                       UNITED COMPANIES CORPORATION

                                       By: /s/ David Norris
                                          -------------------------------------
                                       Printed Name:  David Norris
                                       Title:         President



      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Norris, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, which together constitute a majority of the board of directors of the Company.



/s/ David Norris              President and Director        February 3, 2004
----------------------
David Norris

                                  EXHIBIT LIST


EXHIBIT NO.    DESCRIPTION                       LOCATION
-------------  -------------------------------   -------------------------------

5.1            Opinion of Kirkpatrick &          Provided herewith
               Lockhart LLP
               re: legality
23.1           Consent of Kirkpatrick &          Provided herewith (contained in
               Lockhart LLP                      Exhibit 5.1)
23.2           Consent HJ &Associates, LLC       Provided herewith
24.1           Power of Attorney                 Provided herewith (contained on
                                                 signature page)
99.1           2004 Stock Incentive Plan         Provided herewith



                                  EXHIBIT LIST